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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2006

                        PATIENT PORTAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    333-107826             02-0656132
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                    5447 NW 42nd Avenue
                      Boca Raton, FL                      33496
               Address of principal offices              Zip Code

Registrant's telephone number including area code: 561-995-4625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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     The following  current  report under Section 13 or 15(d) of the  Securities
     Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01  Entry Into A Material Definitive Agreement


     On September 30, 2006, the Registrant entered into a material definitive agreement for its previously-announced acquisition of 100% of the capital stock of Patient Portal Connect, Inc. of Palm Beach Gardens, FL. The acquisition will be made by issuance of 14,000,000 shares of Common Stock of the Company to the shareholders of Patient Portal Connect, Inc. through a tax-free share exchange. The closing of the transaction will take place immediately upon the filing of the Company's Annual Report on Form 10KSB for its year ended December 31, 2005, which is expected to be completed on or before October 15, 2006. As a condition of the acquisition, the Selling Shareholders of Patient Portal Connect, Inc. will retain, through a share pledge agreement, a security interest in the shares being exchanged for a period of one year.

     The Agreement is set forth as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

     On October 3, 2006, the Registrant issued a News Release announcing that it entered into a definitive Share Exchange Agreement with Patient Portal Connect, Inc., and that it had extended the retention of its current independent auditing firm, L. Walden CPA, to complete its required audits for both calendar years 2005 and 2006.

    The News Release is set forth as Exhibit 99.2 to this Form 8-K.




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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:   October 2, 2006
                                            PATIENT PORTAL TECHNOLOGIES, INC.


                                            By:/s/William J. Reilly
                                            WILLIAM J. REILLY
                                            President




























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